EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Valence Technology, Inc. on Form S-3 of our report dated June 28, 2000, appearing and incorporated by reference in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Las Vegas, Nevada
July 21, 2000